INDEPENDENT AUDITORS' CONSENT

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 88 to Registration  Statement No. 2-14213 of American  Century Mutual Funds,
Inc.  on Form N-1A of our  reports  dated  December  7, 1999,  appearing  in the respective  Annual Reports of the thirteen  funds  comprising  American  Century
Mutual Funds, Inc., for the year ended October 31, 1999, and to the reference to us under the caption "Financial Highlights" in the Prospectuses,  which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Kansas City, Missouri
February 25, 2000